                                                                     Exhibit 2.2

                         OMITTED SCHEDULES AND EXHIBITS
                     TO THE ASSET PURCHASE AGREEMENT AMONG
          RAMY COMMERCIAL PROPERTY, INC., LACROSSE SEED CORPORATION,
                     SEED MART, INC. AND AGRIBIOTECH, INC.
                     -------------------------------------


Schedule No.                  Description
-----------                   -----------
1             The Purchase Price
1(a)          The Ramy Inventory
1(a-1)        The LaCrosse Inventory
1(b)          The Ramy Real Property
1(b-1)        The LaCrosse Real Property
1(c)          The Ramy Buildings and Improvements
1(c-1)        The LaCrosse Buildings and Improvements
1(d)          The Ramy Equipment and Machinery
1(d-1)        The LaCrosse Equipment and Machinery
1(e)          The Ramy Office Furniture and Fixtures
1(e-1)        The LaCrosse Office Furniture and Fixtures
1(f)          The Ramy Automobiles, Trucks, Forklifts
                and Other Vehicles
1(f-1)        The LaCrosse Automobiles, Trucks, Forklifts
                and Other Vehicles
1(h)          The Ramy Pre-Paid Assets
1(h-1)        The LaCrosse Pre-Paid Assets
1(i)          The Other Assets
1(j)          Cash or Cash Equivalents
1(k)          The Trade Names
1(l)          The Trademarks
1(m)          Plant Variety Protection Act Certificates
1(n)          The Ramy Customer List
1(n-1)        The LaCrosse Customer List
1(q)          The Ramy Accounts Receivable
1(q-1)        The LaCrosse Accounts Receivable
1(r)          The Ramy Assumed Liabilities
1(r-1)        The LaCrosse Assumed Liabilities
4(a)          The Excluded Assets
7(a)          Exceptions to Title
7(c)          Legal Proceedings; Claims
7(d)          Trade Names and Trademarks, etc.
7(e)          Patents, etc.
7(f)          Material Agreements, Contracts, Commitments,
                Obligations and Understandings
7(g)          Violations or Restrictions
7(h)          Court Orders and Decrees
7(j)          Governmental Licenses, Permits, Etc.

                         OMITTED SCHEDULES AND EXHIBITS
                     TO THE ASSET PURCHASE AGREEMENT AMONG
          RAMY COMMERCIAL PROPERTY, INC., LACROSSE SEED CORPORATION,
                     SEED MART, INC. AND AGRIBIOTECH, INC.
                     -------------------------------------

7(k)          Environmental Claims
7(l)          Employee Benefit Plans
7(p)          The Sellers' Undisclosed Liabilities and Conditions
7(q)          Compliance with Laws
7(s)          Changes Outside of Ordinary Course
7(u)          Non-Cancelable Labor Contracts
12(p)         List of Ramy Agreements to be Assigned and Assumed
12(p-1)       List of LaCrosse Agreements to be Assigned
                and Assumed

Exhibit No.                          Description
----------                           -----------
3(a)(i)                       Form of Lock-Up Agreement

3(a)(ii)                      Form of Guaranty Agreement

3(a)(iii)                     Form of Mortgage

3(e)                          Form of Non-Competition Agreement

3(f)                          Form of Stock Option Agreement

7(o)                          The Sellers' Financial Statements

12(f)                         Form of the Sellers' Legal Opinion

12(l)                         Form of Employment and Non-Competition Agreement

16(d)                         Form of the Buyer's Legal Opinion


     Registrant will furnish to the Securities and Exchange Commission a copy of any Schedule or Exhibit listed above upon request.

                                     -ii-